SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                         May 21, 1997 (May 6, 1997)
              ________________________________________________
              Date of report (Date of earliest event reported)

                           Coleman Holdings Inc.
           ______________________________________________________
             (Exact Name of Registrant as Specified in Charter)

        Delaware                33-67058            13-3722380
     (State or Other          (Commission          (IRS Employer
      Jurisdiction of         File Number)       Identification No.)
      Incorporation)

     1767 Denver West Blvd., Golden, Colorado           80401
     (Address of Principal Executive Offices)         (Zip Code)

                               (303) 202-2400
            (Registrant's Telephone Number, including Area Code)

                               Not Applicable
       (Former Name or Former Address, if Changed Since Last Report)


          ITEM 5.   OTHER EVENTS.

               On May 20, 1997, Coleman Escrow Corp. ("Coleman Escrow"), a newly formed parent holding company of Coleman Holdings Inc. ("Coleman Holdings"), consummated the previously announced offering of $600,475,000 aggregate principal amount at maturity of its Senior Secured First Priority Discount Notes due 2001 and $131,560,000 aggregate principal amount at maturity of its Senior Secured Second Priority Discount Notes due 2001 (collectively, the "Notes"). As previously announced, the net proceeds to Coleman Escrow from the offering of the Notes of $455,256,605 will be contributed
          (i) to Coleman Holdings to redeem its Senior Secured Discount Notes due 1998 (the "Holdings Notes") on or about July 15, 1997, and (ii) to Coleman Worldwide Corporation ("Coleman Worldwide") to retire its Liquid Yield OptionTM Notes due 2013 (the "LYONs"TM).

               Attached as Exhibits 99.1 and 99.2 hereto and incorporated herein by reference are the press releases, dated May 6, 1997 and May 19, 1997, announcing (i) the offering of the Notes, (ii) Coleman Holdings' intent to redeem the Holdings Notes and (iii) Coleman Worldwide's intent to retire the LYONs, including through an offer to exchange the LYONs for cash of $341.61 per $1,000 principal amount at maturity of LYONs. The offering of the Notes was not registered under the Securities Act of 1933, as amended, and the Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
                    INFORMATION AND EXHIBITS.

                    (c)  Exhibits.

                    99.1      Press Release, dated May 6, 1997.
                    99.2      Press Release, dated May 19, 1997.


                                  SIGNATURES

               Pursuant to the requirements of the Securities
          Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          Dated: May 21, 1997      COLEMAN HOLDINGS INC.

                                   By:/s/ LAURENCE WINOKER
                                      Name: Laurence Winoker
                                      Title: Chief Accounting
                                             Officer



                                EXHIBIT INDEX

          Exhibit No.         Document

          99.1                Press Release, dated May 6, 1997.
          99.2                Press Release, dated May 19, 1997.